UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631
(Address of principal executive offices)

(201) 258-3770

(Registrant's telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, from August 25, 2017 through October 30, 2017, Jerrick Media Holding, Inc. (the “Company”) conducted multiple closings (the “Initial Closings”) of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at a price of $0.20 per share (the “Conversion Price”), and a five-year warrant to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

From October 30, 2017 through November 8, 2017, the Company entered into Subscription Agreements with additional Investors (the “Final Closings”) whereby the Company issued Units for gross proceeds to the Company of $325,000. In addition, during the period from the Initial Closing through the Final Closings, certain existing note holders of the Company that were issued notes totaling $2,089,056 in unpaid principal and interest (the “Old Debt Obligation”), extinguished such notes in favor of the issuance of Units in the principal aggregate amount of $2,190,616 (the “New Debt Obligation”).

The Conversion Price of the Notes and the Exercise Price of the Warrants are subject to adjustments for issuance of the Company’s common stock or equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd ) anniversary of their issuance dates.

In connection with the Offering, the Company retained Bradley Woods & Co. Ltd., a registered FINRA broker dealer, (the “Placement Agent”) to carry out the Offering on a “best-efforts” basis. The Placement Agent did not provide services for the Final Closings and therefore did not receive a fee in accordance with terms of their engagement. For services in its capacity as Placement Agent for the Offering through the Final Closings, the Company has paid the Placement Agent a cash fee of one hundred and fifteen thousand nine hundred and ninety-four dollars ($115,994) and warrants to purchase up to 579,969 shares of Common Stock at an exercise price of $0.20 per share.

Net Proceeds

The current aggregate net Offering cash proceeds to the Company from the sale of the Units, not including the extinguishing of the Old Debt Obligation in favor of the New Debt Obligation, after deducting the aggregate placement agent fees of approximately $115,994 and other estimated aggregate offering expenses payable by the Company of approximately $5,500, are approximately $1,983,444.

The Company terminated the Offering on November 9, 2017.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, the Notes and the Warrants, the forms of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2017)
10.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2017)
10.2	Form of Promissory Note (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2017)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: November 9, 2017	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

3